UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, Pennsylvania 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2022, the Company held its 2022 Annual Meeting of Stockholders. Due to the continuing public health impact of the COVID-19 pandemic and to support the health and well-being of our communities, employees, stockholders and other stakeholders, this year’s Annual Meeting of Stockholders was conducted completely virtually via a live audio webcast.

At the Annual Meeting, the Company’s stockholders: (i) voted to elect two Class II members of the Board of Directors for a three-year term scheduled to expire at the Company’s 2025 Annual Meeting of Stockholders; (ii) voted to approve the amendment and restatement of the Company’s 2020 Omnibus Stock and Incentive Plan; (iii) voted to ratify the selection of PricewaterhouseCoopers, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and; (iv) voted against a stockholder proposal regarding majority vote standard in director elections if properly presented at the meeting. The final voting results were as follows:

Proposal No. 1: Election of Directors:

Warren J. Nimetz – elected by the Class A and Class C Stockholders:

Votes cast in favor	7,238,788
Votes withheld	0
Broker non-votes	0

Maria R. Singer – elected by the Class B and Class D Stockholders:

Votes cast in favor	22,474,461
Votes withheld	38,738,733
Broker non-votes	1,690,436
Uncast	0

Proposal No. 2: Amendment and restatement of the Company’s 2020 Omnibus Stock and Incentive Plan:

Votes cast in favor	61,182,662
Votes cast against	3,312,452
Votes abstained	3,503
Broker non-votes	175,439
Uncast	0

Proposal No. 3: Ratification of the selection of PricewaterhouseCoopers, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

Votes cast in favor	64,628,550
Votes cast against	44,555
Votes abstained	950
Broker non-votes	0
Uncast	0

Proposal No. 4: Stockholder proposal regarding majority vote standard in director elections if properly presented at the meeting:

Votes cast in favor	5,791,615
Votes cast against	58,703,868
Votes abstained	3,134
Broker non-votes	175,439
Uncast	0

As reported above, at the Annual Meeting of Stockholders of the Company held on May 18, 2022, Maria Singer was elected as a Class II Director for a term expiring in 2025 by a plurality of the votes cast by the holders of Class B and Class D Common Stock. The Board noted that more votes were withheld than were cast in favor of her election and discussed the implications of that vote.  The Board believes, based on public recommendations of ISS, one of the largest proxy advisory firms, which are followed by many institutional stockholders, that the withhold vote was mainly made as an indication of ISS’s dissatisfaction with certain governance policies of the Company and not because of any specific objection to Ms. Singer. Ms. Singer has served on the Board for less than three years, adds diversity and financial expertise to the Board and is a valuable member of the Board.  In light of those facts, the Board is pleased that Ms. Singer will remain as a member of the Board.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: May 20, 2022